SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 8, 1994



                           BALCOR REALTY INVESTORS-84
                            Exact Name of Registrant



Illinois                                0-13349
State or other jurisdiction             Commission File Number
of organization




Balcor Plaza
4849 Golf Road
Skokie, Illinois                        36-3215399
Address of principal                    I.R.S. Employer
executive offices                       Identification

60077
Zip Code


              Registrant's telephone number, including area code:
                                 (708) 677-2900


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Ridgepoint Hill Apartments and Ridgepoint View Apartments

In 1983 the Partnership acquired the Ridgepoint Hill and Ridgepoint View apartment complexes in Dallas, Texas (together, the "Properties"), utilizing
$4,947,990 and $5,028,040 of offering proceeds, respectively.   The Properties
are owned subject to first mortgage loans from an unaffiliated lender in the amounts of $6,186,000 and $6,352,000, respectively, second mortgage loans from an affiliate in the amounts of $3,000,000 and $3,345,000, respectively, and an unsecured loan of $408,597 from an affiliate relating to Ridgepoint Hill Apartments.

On July 8, 1994, the Partnership executed an Agreement of Sale ("Agreement") to sell the Properties to an unaffiliated party, Berkshire Realty Company, Inc., a Delaware corporation, ("Purchaser") for a sale price of $18,659,285. The Purchaser deposited $250,000 into an escrow account as earnest money, with the remaining $18,409,285, plus or minus prorations, payable upon closing, scheduled for August 17, 1994 ("Closing"). At Closing, the Partnership will pay approximately $12,538,000 in full satisfaction of the first mortgage loans collateralized by the Properties and $186,593 to an unaffiliated party as a brokerage commission. The remaining $5,934,692 of sales proceeds, plus or minus apportionments or adjustments in accordance with the Agreement, will be paid to an affiliate of the General Partner in full satisfaction of the second mortgage loans and unsecured third mortgage loan. This represents a discount of approximately $2,070,000 from the outstanding balance of the affiliated loans and accrued interest thereon. The Partnership will not receive any proceeds from the sale of the Properties.

Neither the General Partner nor its affiliates will receive a commission in connection with the sale of the Property.

Two apartment complexes adjacent to the Properties owned by an affiliate of the General Partner are under contract to be sold to the Purchaser and are expected to be sold simultaneous with the Properties. A default under either contract is a default under the other contract. If the contract for the adjacent properties is terminated by the Purchaser, the Partnership and the Purchaser each have the right to terminate the Agreement.

The Closing of the sale of the Properties is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible that the sale of the Properties may not occur.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A)  FINANCIAL STATEMENTS:

          None

     (B)  PRO FORMA FINANCIAL INFORMATION:

          None

     (C)  EXHIBITS:

          (2) Agreement of Sale relating to the sale of Ridgepoint Hill and Ridgepoint View apartment complexes, Dallas, Texas.

     No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BALCOR REALTY INVESTORS-84

                              By:  Balcor Partners-XV,
                                   general partner

                              By:  RGF-Balcor Associates-II,
                                   a partner

                              By:  The Balcor Company,
                                   a partner

                              By: /s/  Jerry M. Ogle
                                  -----------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated: July 21, 1994